Exhibit 99.6

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depository or other nominee holder of subscription rights (the “Rights”) to purchase shares of Series A Convertible Redeemable Preferred Stock, par value $0.001 per share (the “preferred stock”), of GeoMet, Inc. (the “Company”) pursuant to the rights offering described in the Company’s prospectus supplement dated July 29, 2010 to its prospectus dated December 8, 2009 (the “Rights Offering”), hereby certifies to the Company and to American Stock Transfer & Trust Company, LLC, as subscription agent for the Rights Offering, that the undersigned has:

(1) exercised the number of Rights specified below on behalf of beneficial owners (which may include the undersigned); and

(2) listed separately below for each beneficial owner (without identifying the beneficial owner) the number of Rights each beneficial owner has elected to exercise.

The undersigned further certifies that each subscriber for whose account the undersigned is subscribing for shares of preferred stock was a bona fide beneficial owner of common stock of the Company as of the close of business on July 26, 2010, the record date for the Rights Offering, and that such beneficial ownership is reflected on the undersigned’s records. The undersigned agrees to provide the Company or its designee with such additional information as the Company deems reasonably necessary to verify the foregoing.

Number of Shares of Common Stock Owned on the Record Date	Number of Rights Exercised
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Provide the following information if applicable: Depository Trust Company (“DTC”) Participant Name: DTC Participant Number: DTC Subscription Confirmation Number (s):

Name of Nominee Holder: Address of Nominee Holder: By: Name: Title: Dated ____________________, 2010